Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with this Quarterly Report of Integrated Electrical Services, Inc. (the “Company”) on Form 10-Q/A for the period ended December 31, 2005 (the “Report”), I, Raymond Guba, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 29, 2007	By:	/S/ Raymond Guba Raymond Guba
Senior Vice President
and Chief Financial Officer